John H. Lively
The Law Offices of John H. Lively & Associates, Inc.
A Member Firm of The 1940 Act Law GroupTM
11300 Tomahawk Creek Parkway, Suite 310
Leawood, KS  66211
Phone: 913.660.0778   Fax: 913.660.9157
 john.lively@1940actlawgroup.com

October 30, 2017

360 Funds
4300 Shawnee Mission Parkway, Suite 100
Fairway, Kansas 66205

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the IMS Capital Value Fund, IMS Strategic Income Fund and IMS Dividend Growth Fund, each a series portfolio of the 360 Funds (the “Trust”), which is included in Post-Effective Amendment No. 94 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-123290), and Amendment No. 95 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-21726), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

The Law Offices of John H. Lively & Associates, Inc.